                                                                   EXHIBIT 10.20

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (this "Sublease") is entered into as of this 18th day of June, 2003, by and between Integrated Device Technology, Inc. ("Sublessor") and Advanced Neuromodulation Systems, Inc. ("Sublessee").

                                R E C I T A L S :

         The property to be subleased is situated in the City of Plano, County of Collin, State of Texas and is located at 6505 Windcrest, Plano, Texas (the "Building"). The premises consist of approximately 9,823 rentable square feet in the Building (the "Premises"), which Sublessor desires to sublet to Sublessee. The Premises is subject to a Building Lease dated January 31, 2000, and a First Amendment to Lease Agreement dated June 3, 2000 (collectively, the "Primary Lease") between Sublessor and Legacy Lincoln I, Ltd. ("Landlord's Predecessor"). Sublessee is also a party to a Lease for premises located in the same building complex as the Premises, which Lease is dated February 4, 1999, as amended by the First Amendment to Lease Agreement dated April 21, 1999 and the Second Amendment to Lease Agreement dated September 1, 2002 (collectively, the "Reference Lease") between Sublessee and Landlord's Predecessor. The current landlord under both the Primary Lease and the Reference Lease is Plano R&D Associates, Ltd. ("Landlord").

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, Sublessor and Sublessee agree as follows:

         1. Sublease. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, upon the terms and conditions set forth herein, the Premises consisting of approximately 9,823 rentable square feet as shown on the drawing attached hereto as Exhibit A and incorporated herein by reference.

         2. Term. The term of the Sublease shall be for a period of thirteen (13) months commencing on July 1, 2003, and ending on July 31, 2004 (the "Sublease Term"). Sublessee shall have the right to hold over in the Premises for up to an additional sixty (60) days after the expiration of the Sublease Term at the same terms and conditions herein, provided Sublessor is given written notice thereof at least 30 days prior to the end of the Sublease Term.

                  Beneficial Occupancy: Sublessee shall have the right to install, disassemble and store or reconfigure furniture located within the Premises and commence installation of its required telecommunication systems commencing with the full execution of this Sublease Agreement and prior to the commencement of the Sublease Term ("Beneficial Occupancy"), provided such Beneficial Occupancy does not materially disrupt Sublessor's normal business in the Premises, and provided
                                       1

Sublessee has obtained the prior written consent of the Landlord under the Primary Lease.

         3.       Rent.

         a) Sublessee shall pay Sublessor the total amount of $10,655.45 upon full execution of the Sublease, representing the first month's Base Rent ($7,367.25) and the Additional Rent ($3,288.20) as defined in Section 4.

         b) Sublessee shall thereafter pay to Sublessor the Base Rent in advance on or before the first day of each calendar month without notice or demand. Monthly Base Rent shall equal $7,367.25.

         4. Additional Rent. In addition to the monthly Base Rent, Sublessee shall thereafter pay to Sublessor all Operating Expenses, including Taxes, Insurance, Common Area Maintenance & Utilities currently estimated at $4.02 a square foot per year ($3,288.20 per month). The Additional Rent shall be payable monthly, on the same day Base Rent is payable. Further, Sublessee shall be responsible monetarily for its janitorial service.

         5.       Primary Lease.

                  a) Sublessor agrees to perform its obligations under the Primary Lease, provided that Sublessee will have no recourse against Sublessor for Sublessor's failure to perform if and for so long as Sublessee is itself in default under the Sublease.

                  b) Sublessor agrees to use its best efforts to cause the Landlord to perform its obligations under the Primary Lease, including without limitation Landlord's obligations to provide the building services it has agreed to provide under the Primary Lease.

                  c) Sublessee will not take any action or omit taking any action that would cause Sublessor to be in default under the Primary Lease.

         6. Alterations, Improvements and Additions. Sublessee may not make any alterations, improvements or additions to the Premises (collectively, "Improvements") without the express prior written consent of Landlord and Sublessor, which consent by Landlord (with respect to nonstructural alterations or additions) and Sublessor shall not be unreasonably withheld or delayed. It shall not be deemed unreasonable for Sublessor to withhold consent if restrictions under the Primary Lease prohibit or materially inhibit such Improvements and Sublessee will be responsible for all costs associated therewith, including Landlord fees, if any.

         7. Parking. The parties agree that 32 parking spaces related to the Premises will be allocated to Sublessee for its and its employees' and licensees' use during the Sublease Term.

         8. Brokers. Sublessor and Sublessee hereby recognize Swearingen Realty Group, L.L.C. and Henry S. Miller Commercial, Inc. as the only real estate brokers involved in this Sublease transaction.

         9. Condition of Subleased Premises and Surrender of the Sublease Premises. Sublessee acknowledges the (i) Sublessee has fully inspected the Subleased Premises and accepts the same in their present condition, "as is, where is", with all faults, and (ii) Sublessor has made no warranties or representations to Sublessee whatsoever with respect to the condition of the Subleased Premises. Sublessee agrees to surrender the Subleased Premises to Sublessor at the end of the Sublease Term in substantially the same condition that it accepted them at the beginning of the Sublease Term, ordinary wear and tear excepted.

         10. Insurance, Certificates, Licenses and/or Permits. Sublessee shall obtain at Sublessee's sole cost and expense, all necessary insurance, certificates, licenses or permits to do business in the Premises, which may be required by any governmental authorities, Landlord and/or the Primary Lease.

         11. Complete Agreement and Amendment. Subject to the second sentence of this Section 11, this Sublease sets forth the complete agreement between Sublessor and Sublessee with respect to the subject matter hereof, and this Sublease may not be terminated, amended or modified in any respect except by agreement in writing executed by both Sublessor and Sublessee and approved in writing by Landlord. To the extent any question arises with respect to the Sublessor's or Sublessee's rights, duties and obligations under this Sublease that is not addressed specifically by this Sublease, the parties will refer to the Reference Lease, and to that extent only, the terms and conditions of the Reference Lease are hereby incorporated herein by reference.

         12. Survival. All duties and obligations of Sublessee under this Sublease that are unperformed shall survive the termination of expiration of this Sublease.

         13. Binding Effect. Except as limited by Paragraph 14 hereof, this Sublease and all the terms and conditions hereof shall be binding upon and inure to the benefit of both Sublessor and Sublessee and their respective successors, legal representatives and assigns.

         14. Assignment and Subletting. Sublessee shall not be entitled to sublet or assign all or any part of its interest in the Premises without the prior written consent of Sublessor and Landlord. This Sublease may not be sublet or assigned in any instance unless the assignee or subtenant agrees in writing to be fully bound by the terms of this Sublease and assumes in writing all obligations of Sublessee hereunder. Regardless of any assignment hereof, Sublessee shall at all times remain fully responsible and liable for compliance with its obligations under the terms of this Sublease. Sublessee shall not be entitled to encumber its interest in this Sublease.

         15. Relationship of Parties. The relationship between the parties under this Sublease is that of Sublessor and Sublessee. Nothing in this Sublease shall be deemed to make either party a partner or associate of the other in the conduct of its business, nor shall either party be liable for any debts incurred by the other party in the conduct of such party's business.

         16. Notices. Any notice received by Sublessor from the Landlord shall be transmitted to Sublessee within five (5) business days.

         17. Furniture: Sublessor will provide Sublessee with utilization of its' existing furniture per Exhibit B. At the termination of the Sublease, the furniture described in Exhibit B will remain in the Premises and the property of Sublessor.

         18. Liens No Landlord or Sublandlord lien shall be required and no such lien will be filed against Sublessee or its property.

                [Remainder of this page intentionally left blank]

         EXECUTED as of the day, month and year first above written.

                                  SUBLESSOR:

                                  Integrated Device Technology, Inc.

                                  By:    /s/ Jerry Fiddler
                                         ---------------------------------------
                                  Name:  Jerry Fiddler
                                  Its:   Vice President H.R. and Administration

                                  SUBLESSEE:

                                  Advanced Neuromodulation Systems

                                  By:    /s/ Kenneth Hawari
                                         ---------------------------------------
                                  Name:  Kenneth Hawari
                                  Its:   Executive Vice President

                                    EXHIBIT A

                     (Drawing of office layout of premises)

                                    EXHIBIT B

1.36  cubicles

2.36  task chairs

3.3   side chairs

4.01  first aid kit

5.01  reception furniture set

6.01  flag and pole

7.01  curtain set

8.01  refrigerator

9.01  lot misc. cubicle pieces

10.5  leather chairs and 2 side tables.

11.2  lab benches

12.1  Microwave (old)

13.30 Whiteboards

14.1  Table

15.2  Pinup boards

16.1  Data Rack

17.1  Phone Rack

                                       7